NDS GROUP PLC


                                  RULES OF THE
                                    NDS 2006
                            LONG-TERM INCENTIVE PLAN




               Adopted by the Board of Directors on 7 August 2006
                   Approved by shareholders on 30 October 2006




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CONTENTS

Rule                                                                        Page

1.    Definitions and interpretation ........................................  1
2.    How the Plan will operate .............................................  1
3.    Limit on the number of Shares which can be issued and individual limit on participation ................................................  3
4.    Rights in relation to Shares under Awards .............................  4
5.    Vesting of Awards .....................................................  5
6.    Lapse of Awards .......................................................  6
7.    Change of Control - General offer or scheme of arrangement ............  7
8.    Consequences of vesting of Awards .....................................  8
9.    Manner of exercise of an Option .......................................  9
10.   Adjustment of Awards .................................................. 11
11.   Exchange of Awards .................................................... 11
12.   Ranking of Shares ..................................................... 12
13.   Withholding for tax ................................................... 12
14.   Administration ........................................................ 12
15.   Amending the Plan ..................................................... 13
16.   General ............................................................... 14
17.   Data protection ....................................................... 16
18.   Governing law ......................................................... 16

Appendix

1.    Definitions ........................................................... 17
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                 RULES OF THE NDS 2006 LONG-TERM INCENTIVE PLAN

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      The words and expressions used in this Plan which have capital letters have the meanings set out in the appendix to the Rules.

1.2   Interpretation

      The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders. Reference in the Rules to any statutory provisions is to those provisions as amended, extended or re-enacted from time to time, and includes any regulations or other subordinate legislation made under them.

2.    HOW THE PLAN WILL OPERATE

2.1   Eligible Employees and Awards

      The Board may grant an Award to any Eligible Employee it selects and will determine the type of Award to be granted, the number of Shares subject to the Award, the Grantor and the terms and conditions (not inconsistent with these Rules) of the Award. The grant of an Award to an Eligible Employee will not, for that Employee, create any right to or the expectation of the grant of a subsequent Award.

2.2   How Awards are granted

      The Grantor will grant an Award so that it constitutes a binding contract between the Participant and the Grantor and in a form that indicates to the Participant what type of Award the Award is (and if the Award is an Option whether, if appropriate, Rule 9.4 or 9.5 will apply to that Option from the Date of Grant). If an Award is granted by deed, a single deed of grant may be executed in favour of any number of Participants. There will be no payment for the grant of an Award. The grant of an Award will be subject to the Rules and to obtaining any approval or consent required under any applicable regulations or enactments.

2.3   When an Award may be granted

      Awards may only be granted:

      (a) within 42 days following the announcement by the Company of its results for any period; or

      (b) at any other time that the Board considers that exceptional circumstances exist.

      An Award may not be granted to an Eligible Employee when the Company is prohibited from granting Awards under any regulations or enactments applicable to it or the Eligible Employee.


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2.4   Performance target(s)

      The vesting of an Award may be made subject to the satisfaction of any performance target selected by the Board; provided that, in the case of an Award that is intended to qualify for the Section 162(m) Exception, the performance target selected by the Board will be selected from among the
      Section 162(m) Performance Targets. If vesting of an Award is made subject to a performance target, the performance target must be measured over at least one year. The vesting of an Award can also be subject to any additional terms and conditions that the Board considers appropriate. Any performance target and any additional terms and conditions to which an Award is subject will be specified at the Date of Grant. The Board will have discretion to decide whether and to what extent any performance target to which an Award is subject has been met. If an event occurs which causes the Board, acting fairly and reasonably, to believe that a performance target is no longer appropriate, it can amend or waive the performance target accordingly.

2.5   Awards personal to Participants

      An Award may not, nor may any rights in respect of it, be sold, transferred, assigned, charged or otherwise encumbered or disposed of to any person, other than on a Participant's death when an Award may be transmitted to the Participant's personal representatives.

2.6   Social security contributions

      The Company may require an Eligible Employee to enter into an agreement under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (as amended by the National Insurance Contributions and Statutory Payments Act 2004) or to make an election under paragraph 3B of
      Schedule 1 to that Act in relation to any secondary class 1 National Insurance contributions arising in respect of an Award.

2.7   Option Price

      (a) Subject to Rule 2.7(b) with respect to Incentive Stock Options, the Board will decide the Option Price of an Option which will be stated at the Date of Grant. The Option Price cannot be less than the higher of:

            (i)   the Market Value of a Share; and

            (ii) the nominal value of a Share if the Shares are to be subscribed,

            but subject to any adjustment under Rule 10.

            The Option Price may not be determined on the basis of the Market Value of a Share on a day which is earlier than the first trading day of the periods referred to in Rules 2.3(a) or 2.3(b).

      (b) At the time of its grant the Board may designate that an Option will be an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

            (i) will have an Option Price that is (1) not less than 100% of the Market Value of a Share on the Date of Grant; or (2) in the case of a 10% stock holder, not less than 110% of the Market Value of a Share on the Date of Grant;


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            (ii)  will not be exercisable after the expiration of 10 years from its Date of Grant and will be subject to earlier lapse under the Rules;

            (iii) will not have an aggregate Market Value (determined at its
                  Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and any other Employees' Share Scheme of the Company), determined in accordance with the provisions of section 422 of the Code, which exceeds $100,000; and

            (iv) will be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company.

            Notwithstanding this Rule 2.7 and Rule 14.1, the Board may, without the consent of the Participant at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent the Option from being treated as an Incentive Stock Option.

      (c) To comply with section 409A of the Code, the Option Price of an Option granted to a Participant subject to US taxation will not be less than 100% of the Market Value of a Share on the Date of Grant.

2.8   Stock Appreciation Rights (Share or cash settled)

      The Board may determine at or after the Date of Grant of an Award that is an Option (but not an Incentive Stock Option) that Rule 9.4 or Rule 9.5 will apply to that Option.

2.9   Currency conversion

      Any amount calculated for the purposes of or payable under the Plan in a currency other than US Dollars will be converted into US Dollars or the other currency (as appropriate) at the average of the spot buying and selling rates for US Dollars and the relevant currency published by the New York Federal Reserve Bank for customs purposes on an appropriate date selected by the Board.

3. LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED AND INDIVIDUAL LIMIT ON PARTICIPATION

3.1   The limit for all Shares issued under the Plan

      The total number of unissued Shares that may be allocated under the Plan and any other Employees' Share Scheme of the Company at any time will not exceed 10 percent of the ordinary share capital of the Company in issue at that time. Any Shares issued by the Company to satisfy any Awards granted by the Trustee will be included for the purpose of this limit. The total number of Shares that may be allocated under the Plan:

      (a)   cannot exceed 10,000,000; and

      (b) in any 12 month period under Options or rights under Rule 9.4 cannot exceed 5,000,000.


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3.2   Meaning of allocation and exclusion from the limit

      The reference in this Rule 3 to the allocation of Shares means, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other type of share plan, the issue and allotment of Shares. For the purposes of the limits in this Rule 3:

      (a) Shares where the right to acquire them was released, cancelled or lapsed without being exercised will be ignored

3.3   Adjustment to Shares to be taken into account

      Where Shares issued under the Plan or any other Employees' Share Scheme of the Company are to be taken into account for the purposes of the limits in Rule 3.1 and a Variation has taken place between the date of issue of the Shares and the date on which the limit is to be calculated, the number of Shares to be taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

3.4   The individual limit

      The maximum Market Value (determined at the Date of Grant) of Shares which may in respect of an Eligible Employee in any financial year normally be put under (i) a Conditional Award and/or a Restricted Award will be 150 per cent. of the Eligible Employee's basic salary; and (ii) an Option will be 300 per cent. of the Eligible Employee's basic salary. However, if the Board determines that exceptional circumstances exist, for example, to assist the recruitment or retention of a senior employee, Awards may be granted over Shares with a maximum Market Value determined by the Board that exceeds these respective limits.

3.5   Purported grant of an Award in excess of limits

      If an Award is purported to be granted in breach of the limits in:

      (a) Rule 3.1, the number of Shares over which the Award is purported to have been granted will, with the number of Shares over which all other Awards have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with Rule 3.1; or

      (b) Rule 3.4, the number of Shares over which the Award is purported to have been granted will be reduced to the largest lower number that complies with Rule 3.4.

      When the number of Shares under an Award is adjusted under this Rule 3.5, the Award will take effect from the Date of Grant as if it had been granted on the adjusted terms. If the Award is a Restricted Award and Shares have been allocated to a Participant in breach of the limits in Rules 3.1 or 3.4, the Shares in respect of which the Restricted Award is reduced will be transferred by the Participant to or at the direction of the Company following any adjustment under this Rule 3.5.

4.    RIGHTS IN RELATION TO SHARES UNDER AWARDS

4.1 Subject to Rule 4.3 a Participant holding a Conditional Award or an Option will have no voting, dividend or other rights attaching to the Shares under that Award before the Award vests (in the case of a Conditional Award) or is exercised (in the case of an Option).


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4.2   A Participant holding a Restricted Award will have beneficial ownership of the Shares subject to that Award from its Date of Grant and will have voting but, subject to Rule 4.3, no dividend rights in respect of those Shares. A Participant may not sell, transfer, assign, charge or otherwise encumber or dispose of any Shares subject to a Restricted Award until the Restricted Award vests. The Board may take any action it considers necessary to give effect to the provisions of this Rule including retaining the certificates for the Shares or the ADRs evidencing the entitlement to the Shares/ADSs subject to a Restricted Award. Rule 8.2 will apply to any Shares in respect of which a Restricted Award does not vest.

4.3 The Board may determine at the Date of Grant that a Participant holding a Conditional Award or a Restricted Award will be entitled to receive:

      (a) in the case of a Restricted Award, any dividend paid or payable by reference to a record date from the Date of Grant until the Restricted Award vests on such number of the Shares subject to the Restricted Award as the Board decides at the Date of Grant. Any dividend payable will be paid to the Participant on the payment date for the relevant dividend;

      (b) in the case of a Conditional Award, an amount equal to any dividend paid or payable (or, if Shares to satisfy the Conditional Award are not in issue at the relevant record date, that would have been paid or payable) by reference to a record date from the Date of Grant until the Conditional Award vests on such number of the Shares subject to the Conditional Award as the Board decides at the Date of Grant. Any amount payable under this Rule 4.3(b) will be paid as soon as practicable after the payment date for the relevant dividend and may be paid in cash or in Shares and, if in Shares, the number of Shares delivered will have a Market Value at the date of payment as nearly as possible equal to the net amount of the payment; or

      (c) in the case of either a Restricted Award or a Conditional Award, an amount equal to any dividend paid or payable (or, as regards a Conditional Award where Shares to satisfy it are not in issue at the relevant record date, that would have been paid or payable) by reference to a record date from the Date of Grant until the Award vests on the number of Shares in respect of which the Award has vested (or, if fewer, the number of Shares as decided by the Board at the Date of Grant). Any amount payable under this Rule 4.3(c) will be paid as soon as practicable after the Award has vested and may be paid in cash or in Shares and, if in Shares, the number of Shares delivered will have a Market Value at the date of payment as nearly as possible equal to the net amount of the payment.

5.    VESTING OF AWARDS

5.1   Normal vesting

      Subject to Rules 5.2, 5.3, 5.4 and 7, the satisfaction of any performance target to which it is subject under Rule 2.4 and any additional terms and conditions that apply to the Award, an Award will vest, unless the Board determines otherwise, as to 25 per cent. of the shares subject to it on each anniversary of its Date of Grant. If a Conditional Award would vest on a day when the Participant holding that Award is prohibited from dealing in Shares, the Award will vest on the first day on which that Participant ceases to be so prohibited.


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5.2   Cessation of Employment

      If a Participant ceases to be in Employment for any reason then the Participant's unvested Award(s) will lapse immediately unless the Board determines to preserve or vest all or part of the Participant's Award(s) on any terms it thinks fit.

5.3   Exercise of Options

      An Option may only be exercised to the extent that it is vested. An Option may normally be exercised, to the extent vested, at any time before the tenth anniversary of its Date of Grant or such earlier date as the Board specifies at the Date of Grant. However, an Option held by a Participant (or the Participant's personal representatives, if appropriate) who has ceased to be employed by the Group, whether the Participant's Option was vested as of the date of cessation of employment or was preserved or vested by the Board under Rule 5.2, must be exercised, if at all, within the period of six months (twelve months in the case of death) following the later of the date of vesting of the Option or the date of the Participant's cessation of Employment (or by any other date determined by the Board under Rule 5.2).

6.    LAPSE OF AWARDS

6.1   Lapsing of Awards

      An Award will lapse and cease to be capable of (further) vesting and/or exercise, as appropriate, on the earliest of:

      (a) the Participant ceasing to be in Employment and where no portion of the Award is vested as of such date and the Board has not preserved or vested any of the Award under Rule 5.2. If a portion of the Award is vested as of the date the Participant ceases to be in Employment, the portion that is not vested will lapse immediately; provided, that if the Board preserves or vests any portion only of an Award under Rule 5.2 that is not vested as of the date of cessation of Employment, only the part that is not preserved or vested will lapse immediately;

      (b) the Participant being deprived of the legal or beneficial ownership of the Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt;

      (c)   the Participant attempting to breach Rule 2.5;

      (d) in respect of an Option held by a Participant who ceases to be in Employment and where Option was either vested as of cessation of employment or the Option was preserved or vested under Rule 5.2, the expiry of six months (twelve months in the case of death) following the later of the date of vesting and the date of cessation of Employment (or on any other date determined by the Board under Rule 5.2); and

      (e) in respect of an Option, the tenth anniversary of its Date of Grant or any earlier date for its lapse determined by the Board at its Date of Grant.


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6.2   Lapse where no or only partial vesting

      Where, after testing of any performance target to which it is subject, an Award has not vested or only vested in part under the performance target, the unvested part of the Award will lapse with immediate effect.

6.3   Participants on extended leave of absence (including maternity leave)

      For the purposes of this Rule 6, a Participant on approved extended leave of absence (including maternity leave) will not cease to be in Employment until the earlier of the date on which the Participant notifies the Participant's employer of the Participant's intention not to return to work or the date on which the Participant ceases to have statutory or contractual rights to return to work.

7.    CHANGE OF CONTROL - GENERAL OFFER OR SCHEME OF ARRANGEMENT

7.1   Circumstances in which this Rule applies

      Subject to Rule 11, this Rule applies where:

      (a) an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making an offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror); or

      (b) the court sanctions a compromise or arrangement affecting the Shares under section 425 of the Companies Act 1985.

7.2   The date and extent of vesting of an Award

      Where Rule 7.1 applies or is likely to apply, an Award will vest, subject to Rule 6, to the extent determined by the Board and on the date on which the relevant event described in Rule 7.1 occurs. The Board will have discretion to take into account any factors it believes to be relevant in determining the extent to which an Award will vest in the circumstances. The Board will confirm as soon as practicable the extent (if any) to which an Award will vest and this confirmation may be before, but conditional on, the relevant event described in Rule 7.1 occurring.

7.3   Exercise of Options and lapse of Awards following an event in Rule 7.1

      An Option may be exercised to the extent it has vested in accordance with Rule 7.2 and will lapse:

      (a) following an event described in Rule 7.1(a), on the earlier of the date (i) falling six months after the offeror obtains Control and
            (ii) on which any person who has become bound or entitled to acquire Shares under sections 428 to 430F of the Act ceases to be so bound or entitled; and

      (b) following an event described in Rule 7.1(b), on the compromise or arrangement becoming effective.


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      An Award will lapse on the occurrence of an event described in Rule 7.1 to the extent it does not vest in accordance with Rule 7.2. For the avoidance of doubt, an Option will lapse in accordance with this Rule 7.3 whether or not it became exercisable in accordance with Rule 7.2.

7.4   Voluntary winding-up of Company

      If a voluntary winding-up of the Company is proposed to shareholders, each Award which has not vested will vest conditionally on the resolution for the winding-up of the Company being passed in respect of the number of Shares determined in accordance with Rule 7.2 as if the proposal to shareholders were the relevant event referred to in Rule 7.2. Any Option (whether it becomes exercisable as a result of this Rule 7.4 or is already exercisable) will lapse immediately on the resolution being passed. Any Award will lapse on the resolution being passed to the extent it does not vest in accordance with this Rule 7.4.

7.5   De-listing of the Company

      If the Shares cease to be listed on any stock exchange without any change of Control occurring an Award will, subject to Rule 6, vest to the extent determined by the Board and on the date on which the Shares cease to be listed. The Board will have discretion to take into account any factors it believes to be relevant in determining the extent to which an Award will vest in these circumstances. Following its determination each Participant will be entitled to receive an amount in cash equal to the amount they would have received if they had, in accordance with the rules of the Plan acquired all of the Shares subject to their Award to the extent vested and immediately disposed of those Shares at the average Market Value of those Shares in the five days before the date of the de-listing of the Shares or at such other value as the Board may determine.

8.    CONSEQUENCES OF VESTING OF AWARDS

8.1   Conditional Awards

      Within 30 days of the date that a Conditional Award vests, the Company will, subject to Rule 13, either:

      (a) arrange (at its expense) for an ADR or ADRs to be issued in respect of the Shares in respect of which it has vested. Unless the Participant otherwise directs, the acceptance of a Conditional Award will constitute an authorisation by the Participant to the Secretary of the Company or any other employee nominated by the Company on behalf of the Participant to sign, execute and do all such documents, acts and things as may be necessary or incidental to effect the deposit of the relevant Shares with the Depositary and the issue to, or to the order of, the Participant of an ADR or ADRs in respect of the Shares so deposited; or

      (b) make or procure the making of a payment to the Participant as nearly as possible equal to the Market Value on the date on which the Award vests of the Shares subject to the Conditional Award in respect of which it has vested.


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8.2   Restricted Awards

      If an Award takes the form of a Restricted Award any Shares subject to it in respect of which it has not vested will be transferred by the Participant to or at the direction of the Company as soon as practicable and permissible following the vesting of the Restricted Award.

8.3   Options

      If an Award takes the form of an Option it may be exercised following the vesting of the Award in accordance with Rule 9 and subject to Rules 5.3, 6, 7.3, 7.4 and 7.5.

8.4   All Awards

      The delivery of Shares and issue of ADRs under the Plan is subject to the obtaining of any approval or consent required.

9.    MANNER OF EXERCISE OF AN OPTION

9.1   Exercise in whole or in part

      Subject to Rules 5.3, 6, 7.3, 7.4 and 7.5, an Option may be exercised in whole or in part to the extent that it has vested.

9.2   Manner of exercise

      To exercise an Option, a Participant must deliver to the address specified in the notice of exercise the notice of exercise in the prescribed form, properly completed and signed by the Participant and, subject to the Company deciding that Rules 9.4 or 9.5 will apply, payment of the Option Price for the Shares over which the Option is exercised or an undertaking in a form satisfactory to the Company to pay to the Company the Option Price for the Shares over which the Option is exercised.

9.3   Issue or transfer of Shares

      Subject to Rules 9.4, 9.5 and 13, within 30 days of the Option Exercise Date the Company will arrange (at its expense) for an ADR or ADRs to be issued in respect of the Shares in respect of which the Option is exercised. Unless the Participant otherwise directs, the exercise of an Option will constitute an authorisation by the Participant to the Secretary of the Company or any other employee nominated by the Company on behalf of that Participant to sign, execute and do all such documents, acts and things as may be necessary or incidental to effect the deposit of the relevant Shares with the Depositary and the issue to, or to the order of, the Participant of an ADR or ADRs in respect of the Shares so deposited.

9.4   Share Settled Stock Appreciation Rights

      The Company may decide that this Rule 9.4 will apply to satisfy the exercise of an Option, in which case:

      (a) Rule 9.3 will apply in respect of such whole number of Shares (rounded down):

            (i) if the Option is to be satisfied by the transfer of Shares, whose aggregate Market Value on the Option Exercise Date is as close as reasonably possible equal to (but not more than) the amount by which the aggregate Market Value on the Option Exercise Date of the Shares over which Rule 9.3 would, but for the application of this Rule 9.4, apply exceeds the Option Price that would otherwise be payable under Rule 9.2, the "Exercise Gain"; or


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            (ii)  if the Option is to be satisfied by the issue of new Shares, determined by the application of the formula:

                                          Exercise Gain
                  --------------------------------------------------------------

                  Market Value of a Share at  -  the nominal value of a Share
                  the Option Exercise Date       (or, if less, the Option Price)

      (b) subject to Rule 8.4, the number of Shares determined under Rule 9.4(a) will be issued or transferred in accordance with Rule 9.3 and any cash balance arising as a result of the rounding down will be paid to the Participant at the same time as Shares are delivered;

      (c) the Option will lapse immediately following the exercise in respect of the Shares over which the Participant exercised the Option;

      (d) subject to Rule 9.4(e) if new Shares are issued, sufficient will be sold on behalf of the Participant to realise an amount equal to the nominal value of the Shares issued and the proceeds of their sale will be remitted to the Company to pay the nominal value of the Shares issued; and

      (e) if the Participant has paid to the Company the Option Price in accordance with Rule 9.2, the Option Price will be returned to the Participant subject to deduction, where the Option is satisfied by the issue of new Shares, of the nominal value of the Shares issued.

9.5   Cash Settled Stock Appreciation Rights

      The Company may decide that this Rule 9.5 will apply to satisfy the exercise of an Option, in which case:

      (a) the Participant will receive within 30 days following the Option Exercise Date a payment equal to the amount by which the Market Value of the Shares over which the Option is exercised exceeds the aggregate Option Price that would otherwise be payable under rule 9.2;

      (b) the Option will lapse immediately following the exercise in respect of the Shares over which the Participant exercised the Option; and

      (c) if the Participant has paid to the Company the Option Price in accordance with Rule 9.2, the Option Price will be returned to the Participant.

      For the avoidance of doubt, any payment made under this Rule 9.5 will be subject to Rule 2.6 and 13.


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10.   ADJUSTMENT OF AWARDS

10.1  Variation in equity share capital

      (a) If there is a Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which an Award is granted or the Option Price of any an Option may be adjusted in the manner the Board determines.

      (b) Apart from under this Rule 10.1(b), no adjustment under Rule 10.1(a) can reduce the Option Price of an Option to less then the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options granted over unissued Shares will only be made if and to the extent the Board is authorised to:

            (i) capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the aggregate adjusted Option Price for those Shares; and

            (ii) apply that sum in paying up the Shares so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

10.2  Notifying Participants of adjustments

      The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 10.

11.   EXCHANGE OF AWARDS

11.1  Circumstances in which Awards are exchanged

      This Rule applies when:

      (a) a company (the Acquiring Company) has obtained Control of the Company;

      (b) the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event; and

      (c) the Acquiring Company consents to the exchange of Awards under this Rule.

11.2  The Exchange

      When this Rule 11 applies Participants' Awards (Old Awards) will not vest but will be exchanged for awards (New Awards) in respect of shares in the Acquiring Company. A New Award will be equivalent to the Old Award for which it is exchanged before the change of Control so that:

      (a) it is governed by the Rules in effect immediately before the release of the Old Award;


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

      (b) the total Market Value of the Shares the subject of the Old Award immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Award; and

      (c) in the case of an Option, the aggregate Option Price payable to exercise the New Award is equal to the total Option Price payable to exercise the Old Award.

      The provisions of the Plan will, for this purpose, be construed as if the New Award was granted under the Plan at the same time as the Old Award.

11.3  The New Awards

      References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company. References to the Company will be taken to be references to the Acquiring Company, where appropriate. The New Awards will not vest or lapse if Rule 7 applies in respect of the change of Control which lead to the grant of the New Awards.

12.   RANKING OF SHARES

      Subject to Rule 4.3, Shares allotted, deemed allotted or transferred to a Participant under the Plan will rank equally in all respects with Shares of the same class, except that they will not rank for any right attaching to them by reference to a record date preceding the date of their acquisition by the Participant.

13.   WITHHOLDING FOR TAX

      The Grantor or any person which is a Participant's employer may withhold any amount and make any arrangements it considers necessary to meet any liability of the Participant to taxation or social security contributions in connection with the benefits delivered under the Plan. These arrangements may include the sale on behalf of a Participant of any Shares acquired by the Participant under the Plan.

14.   ADMINISTRATION

14.1  Administration of the Plan

      The Plan will be administered by the Board or any committee appointed by the Board. The Board, or any committee appointed by the Board, has full authority, consistent with these Rules to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations or policies for operating or administering the Plan and any documents it thinks necessary or appropriate. The decision of the Board on any matter concerning the Plan will be final and binding on all parties, notwithstanding any delegation of authority to a sub-committee.

14.2  Notices

      Any notice or other communication in connection with the Plan can be given by electronic mail or by personal delivery, by facsimile, by first-class post or airmail, (in the case of a company, to its registered office and in the case of an individual to the individual's last known address) or by any other means which a Participating Company and its employees use to communicate with each other.


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

14.3  When notice is given

      Any notice under the Plan will be given:

      (a)   if delivered personally, at the time of delivery;

      (b) if posted, at 10.00 a.m. on the third business day after it was put into the post; or

      (c) if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

      In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

14.4  Documents sent to shareholders

      Participants may, but are not entitled to, receive copies of any notice or document sent by the Company to the holders of Shares.

14.5  Records

      The Company will maintain a record of Awards outstanding under the Plan which will be conclusive as to the Awards included in it.

14.6  Costs of introducing and administering the Plan

      The costs of introducing and administering the Plan will be borne by the Company. However, the Company may require any Participating Company or Associated Company to enter into an agreement which obliges that company to reimburse the Company for any costs borne and the value of any benefits delivered by the Company, directly or indirectly, in respect of that company's officers or employees.

15.   AMENDING THE PLAN

15.1  The Company has discretion to amend the Rules

      Subject to the remainder of this Rule 15, the Company (acting through the Board) can amend the Rules at any time.

15.2  Additional sections

      The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which may apply to a Participant, the Company, any Participating Company or Associated Company. Any additional sections must conform to the basic principles of the Plan and must not exceed the limits set out in the Rules.


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

15.3  No abrogation of existing rights

      No amendment will be made under Rule 15.1 which would adversely and materially affect the existing rights of a Participant unless it is made with the Participant's written consent or with the written consent of a majority of the Participants affected by the amendment. For these purposes, majority may, at the discretion of the Board, mean the majority by number of Participants affected by the amendment or by number of Shares under Awards held by Participants affected by the amendment.

15.4  Shareholder approval

      No amendment to the advantage of Participants (except for an amendment which could be included in an additional section adopted under Rule 15.2) can be made to the provisions in the Rules (if any) relating to:

      (a)   who can be a Participant;

      (b)   the number of Shares which can be allocated under the Plan; and

      (c) the basis for determining a Participant's entitlement to and the terms of the Shares and any adjustment in the event of a Variation,

      without the approval by ordinary resolution of the Company in general meeting, except for amendments (i) that are minor and to benefit the administration of the Plan; (ii) to take account of a change in legislation; or (iii) to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, Eligible Employees or for any member of the Group in any jurisdiction.

16.   GENERAL

16.1  Termination of the Plan

      The Plan will terminate at the end of the Plan Period or at any earlier time the Company decides. Termination of the Plan will not affect the subsisting rights of Participants.

16.2  The Plan and funding the purchase of Shares

      The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or may enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

16.3  Rights of Participants and Eligible Employees

      Participation in the Plan is not pensionable and does not form part of any Participant's employment contract. Nothing in the Plan or in any document executed under it will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. The rights and obligations of any individual under the terms of the individual's office or Employment with any member of the Group will not be affected by the individual's participation in the Plan, nor any right which the individual may have to participate under it. A Participant holding an Award which takes the form of a Conditional Award or an Option will not have any rights of a shareholder of the Company with respect to that Award or the Shares subject to it, until the Award vests.

16.4  No rights to compensation or damages

      A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of the Participant's office or Employment with a member of the Group for any reason. Nothing in the Plan or in any document executed under it will (a) give any person any right to continue in Employment; (b) affect the right of any member of the Group to terminate the Employment of any person without liability at any time with or without cause; or (c) impose on any member of the Group, the Grantor or the Board or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights under the Plan, the failure or refusal of any person to exercise a discretion under the Plan, and/or a Participant ceasing to be a person who has the status or relationship of an employee or director of any member of the Group for any reason as a result of the termination of the Participant's Employment.

16.5  The benefit of Rules 16.3 and 16.4

      The benefit of Rules 16.3 and 16.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies. The Company will hold the benefit of those Rules on trust and as agent for each of them and may assign the benefit of this Rule 16.5 to any of them.

16.6  Articles of Association

      Any Shares acquired under the Plan will be subject to the articles of association of the Company as amended from time to time.

16.7  Claims for relief under the Taxation of Chargeable Gains Act 1992

      If Shares are transferred to a Participant under an Award, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by the person making that transfer.

16.8  Severability

      The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect.

16.9  Third party rights

      Unless expressly provided in the Plan, nothing in this Plan confers any benefit, right or expectation on a person who is not an Eligible Employee and no third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

16.10 No restriction on Company

      The Plan will not affect the right or power of the Company to make or authorise any change in the Company's capital structure or business, or any merger or consolidation of the Company, or any issue of Shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred shares or shares where rights are superior to or affect the Shares or their rights, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding.


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

16.11 Section 409A of the Code

      If it is determined that a Participant would be subject to the additional 20 per cent. tax imposed on certain deferred compensation arrangements under section 409A of the Code as a result of any provision of any Award granted under this Plan, that provision will be deemed to be amended to the minimum extent necessary to avoid the imposition of that additional tax. The nature of the amendment will be determined by the Board.

17.   DATA PROTECTION

      By participating in the Plan, a Participant consents to the collection, processing, transmission (including to countries or territories outside the European Economic Area) and storage in any form whatsoever by the Company of any data of a professional or personal nature which is necessary for operating and administering the Plan. This may include providing information to trustees of an employee benefit trust, or to registrars, or brokers, or third party administrators of the Plan, or to future purchasers of the company or the business in which the Participant works.

18.   GOVERNING LAW

      These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan. The Board may determine that another law will apply to the operation of the Plan outside the United Kingdom.


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

                                   APPENDIX 1

                                   DEFINITIONS

      Act means the Companies Act 1985;

      ADR means an American Depositary Receipt issued by the Depository evidencing an entitlement to an ADS;

      ADS means a Share or Shares for the time being evidenced by an ADR;

      Associated Company means in relation to the Company:

      (a)   any company which has Control of the Company; and

      (b) any company (other than a Participating Company) which is under the Control of any company referred to in (a) above;

      Award means a Restricted Award, a Conditional Award or an Option granted under the Plan;

      Board means the board of directors of the Company or a duly authorised committee of that board appointed or designated by the Board to administer the Plan;

      Code means the US Internal Revenue Code of 1986 as amended from time to time;

      Conditional Award means a contingent right to acquire Shares granted or proposed to be granted under Rule 2;

      Company means NDS Group plc (registered number 1950437) which, for the purposes of the Rules, may act through the Board;

      Control has the meaning given to that word by section 840 of the Taxes
      Act;

      Date of Grant means the date on which an Award is granted;

      Depositary means the Bank of New York in its capacity as Depositary under a Deposit Agreement between the Company, the Bank of New York and beneficial owners of ADRs or any successor Depositary and includes any custodian for the Depositary or any successor Depositary;

      Eligible Employee means any person who at the relevant Date of Grant is an employee or a director (which includes non-executive directors for the purpose of the grant of Options) of a Participating Company;

      Employees' Share Scheme has the meaning given by section 743 of the Act;

      Employment means employment as an employee of a Participating Company or an Associated Company;

      GAAP means generally accepted accounting principles in the [United
      States];

      Grantor means in relation to an Award, the Person who granted that Award which may be the Company, the trustee of an employee benefit trust or any other person;


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

      Group means the Company and each Subsidiary of the Company over which the Company has control and member of the Group will be construed accordingly;

      Incentive Stock Option means an option within the meaning of section 422 of the Code;

      Market Value means, in relation to a Share an amount equal to the closing price of an ADS on the Nasdaq Stock Market on the trading day immediately before the Date of Grant;

      Option means a subsisting right to acquire Shares or cash in accordance with the Rules. Options may be (i) granted as or settled as share or cash settled share appreciation rights in accordance with Rule 9.4 or 9.5; or
      (ii) granted as Incentive Stock Options or non-qualified stock options which do not meet the requirements of section 422 of the Code;

      Option Exercise Date means the date when the exercise of an Option is effective because it complies with Rule 9.2;

      Option Price means the price per Share determined by the Board under Rule
      2.7 payable by a Participant to acquire Shares on the exercise of an Option;

      Participant means any Eligible Employee to whom an Award has been granted, or (where the context requires) that Eligible Employee's personal representatives;

      Participating Company means:

      (a)   the Company; and

      (b) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

      Plan means the NDS 2006 Long-Term Incentive Plan constituted by the Rules;

      Plan Period means the period starting on [31 October] 2006 and ending on [30 October] 2016;

      Restricted Award means an appropriation of Shares granted or proposed to be granted under Rule 2;

      Rules means these rules as amended from time to time;

      Section 162(m) means Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time;

      Section 162(m) Exception means the exception under Section 162(m) and the regulations thereunder for "qualified performance-based compensation";

      Section 162(m) Performance Targets means the following performance goals, on a GAAP or non-GAAP basis: Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. A Section 162(m) Performance Target may also be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis;


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

      Share means a fully paid and irredeemable Series A ordinary share of US$0.01 in the capital of the Company;

      Subsidiary has the meaning given in section 736 of the Act;

      Taxes Act means the Income and Corporation Taxes Act 1988;

      Trustee means the trustee from time to time of an employee benefit trust established by the Company as an Employees' Share Scheme; and

      Variation means in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or a reduction, or any other variation which the Board believes justifies an adjustment to Awards.


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